UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 4

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 14, 2001

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

This amends and supplements the 8-K filed September 14, 2001.

Item 7. Financial Statements and Exhibits

(c) Exhibits

4.2   Amended Certificate of Designation for Series B-1Cumulative Convertible Preferred Stock.

4.4   Amended Certificate of Designation for Series B-2 Cumulative Preferred Stock.

4.8   Letter Agreement dated December 10, 2001, clarifying the Securities Purchase Agreement dated August 31, 2001 (filed as exhibit 4.1 to the Registrant's Form 8-K dated October 5, 2001).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: December 11, 2001	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer

Date: December 11, 2001	By /s/ Joseph C. Benage Joseph C. Benage Secretary